                                                               Exhibit 4.5

                                                               Right to
                                                               Purchase
                                                               _________
                                                               Shares of
                                                               Common Stock, par
                                                               value $.001
                                                               per share


                        ADDITIONAL STOCK PURCHASE WARRANT

       THIS CERTIFIES THAT, for value received, RGC INTERNATIONAL INVESTORS, LDC or its registered assigns, is entitled to purchase from CyberCash, Inc., a Delaware corporation (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, _____________________________(_______)
fully paid and nonassessable shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"), at an exercise price of $.01 per share (the "EXERCISE PRICE"). The term "WARRANT SHARES," as used herein, refers to the shares of Common Stock purchasable hereunder. The term "WARRANTS" means this Warrant and the other Additional Warrants issuable pursuant to that certain Securities Purchase Agreement, dated August 19, 1999, by and among the Company and the Buyers listed on the execution page thereof (the "SECURITIES PURCHASE AGREEMENT").

       This Warrant is subject to the following terms, provisions, and conditions:

       1.     MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

              (a) Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon written request of the holder, the Company shall cause its transfer agent to electronically transmit the Warrant Shares issuable upon exercise hereof to the holder by crediting the account of the holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time period for delivery of the Warrant Shares specified above shall also apply to the electronic transmittal of the Warrant Shares through the DWAC system.

              (b) In the event that, at the time of any exercise of this Warrant, the issuance of the Warrant Shares to the holder is not then registered pursuant to the Registration Statement (as defined in Section 5(l)(iv) hereof), the Company will be obligated, in lieu of issuing Warrant Shares to the holder pursuant to Section 1(a) above, to pay to the holder an amount in cash equal to the product of (x) the number of Warrant Shares issuable pursuant to the Exercise Agreement submitted by the holder to the Company, multiplied by (y) the difference between (i) the Closing Price (as defined below) of the Common Stock on the date of the Exercise Agreement minus (ii) the Exercise Price then in effect. Notwithstanding the provisions of Section 1(a) above, in the event of a payment by the Company hereunder, the holder shall not be obligated to pay the Exercise Price for the Warrant Shares specified in the Exercise Agreement. For purposes of this section, "CLOSING PRICE" shall mean (i) the last sale price of the Common Stock on the Nasdaq National Market ("NASDAQ"), as reported by Bloomberg, L.P. ("BLOOMBERG"), on the date that the Exercise Agreement is delivered, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the last reported sale price on the principal trading market for the Common Stock on the date that the Exercise Agreement is delivered, as reported by Bloomberg, or (iii) if the foregoing do not apply, the last reported sale price for the Common Stock in the over-the-counter market on the electronic bulletin board on the date that the Exercise Agreement is delivered, as reported by Bloomberg, or (iv) if such price cannot be calculated as of such date on any of the foregoing bases, the Closing Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or, at the option of a majority-in-interest of the holders of the outstanding Warrants, by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company.

              (c) Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the

Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) hereof.

       2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms of the Securities Purchase Agreement (the "ISSUE DATE") and before 5:00 p.m., New York City time on January 5, 2002 (the "EXERCISE PERIOD").

       3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

              (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

              (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant, free from preemptive rights, a suf-ficient number of shares of Common Stock to provide for the exercise in full of this Warrant at the then current Exercise Price. In addition, if the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which the Warrants shall be exercisable at the then current Exercise Price, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for exercise of the outstanding Warrants. If at any time a holder of this Warrant submits an Exercise Agreement, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such exercise in accordance with the provisions of this Warrant (an "EXERCISE DEFAULT"), the Company shall issue to the holder all of the shares of Common Stock which are available to effect such exercise. The portion of this Warrant included in the Exercise Agreement which exceeds the amount which is then exercisable into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be exercisable into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Company to permit such exercise. The Company shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (i) such time that a holder of Warrants notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full exercise thereof and (ii) an Exercise Default. In addition, the Company shall pay to the holder payments ("EXERCISE DEFAULT PAYMENTS") for an Exercise Default in the amount of (a) .24, multiplied by (b) the Market Value (as defined in Section 5 hereof) on the date of the Exercise Default of the Warrant Shares which would have been issuable upon exercise of the Excess Amount, multiplied by (c) (N/365), where N = the number of days from the day the holder submits an Exercise Agreement giving rise to an

Exercise Default (the "EXERCISE DEFAULT DATE") to the date (the "AUTHORIZATION DATE") that the Company authorizes a sufficient number of shares of Common Stock to effect the exercise in full of the Warrants. The Company shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the holder's accrued Exercise Default Payments. The accrued Exercise Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Market Price, at the holder's option, as follows:

                     (i) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth (5th) day of the month following the month in which it has accrued; and

                     (ii) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Market Price (as in effect at the time of exercise) at any time after the fifth (5th) day of the month following the month in which it has accrued in accordance with the terms hereof (so long as there is then a sufficient number of authorized shares of Common Stock).

              The holder's election shall be made in writing to the Company at any time prior to 9:00 p.m, New York City time, on the third (3rd) day of the month following the month in which Exercise Default Payments have accrued. If no election is made, the holder shall be deemed to have elected to receive cash. Nothing herein shall limit the holder's right to pursue actual damages (to the extent in excess of the Exercise Default Payments) for the Company's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

              (c) LISTING. The Company shall, to the extent permitted by Nasdaq, promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

              (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

              (e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

       4. ANTIDILUTION PROVISIONS. During the Exercise Period, the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4.

              (a) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the Issue Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the number of Warrant Shares issuable upon exercise hereof will be proportionately increased. If the Company at any time after the Issue Date combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the number of Warrant Shares issuable upon exercise hereof will be proportionately decreased.

              (b) CONSOLIDATION, MERGER OR SALE. In case, at any time after the Issue Date, of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this
Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

              (c) DISTRIBUTION OF ASSETS. In case, at any time after the Issue Date, the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.

              (d) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment hereunder, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the increase or decrease in the number of Warrant Shares purchasable at the Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

              (e) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

              (f)    OTHER NOTICES. In case at any time after the Issue Date:

                     (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                     (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                     (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                     (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

              (g)    CERTAIN DEFINITIONS.

                     (i) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock, par value $.001 per share, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, par value $.001 per share, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in
Section 4(b) hereof, the stock or other securities or property provided for in such Section.

                     (ii) "MARKET PRICE," as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on Nasdaq for the five (5) trading days immediately preceding such date as reported by Bloomberg, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if the foregoing do not apply, the average of the last reported sale prices in the over-the-counter market on the electronic bulletin board for the Common Stock during the same period, as reported by Bloomberg, or
(iv) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the holders of the outstanding Warrants, by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                     (iii) "REGISTRATION STATEMENT" means the Company's Registration Statement on Form S-3, Registration No. 333-79943, which was declared effective by the Securities and Exchange Commission on June 18, 1999 and any successor registration statement filed pursuant to Rule 429 under the Securities Act of 1933, as amended.

       5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

       6. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant

Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

       7.     TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

              (a) TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

              (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

              (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

              (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

              (e) REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

       8. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 2100 Reston Parkway, 3rd Floor, Reston, Virginia 20191, Attention: Chief Financial Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

       9. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

       10.    MISCELLANEOUS.

              (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

              (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

              (c) REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder hereof, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions hereunder, that the holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                           CYBERCASH, INC.

                                           By:

                                            /s/ Dennis N. Cavender

                                           -----------------------
                                           Dennis N. Cavender
                                           Chief Financial Officer

                                   Dated as of August __, 2000

                           FORM OF EXERCISE AGREEMENT

                                                        Dated: ________ __, 199_

To: CyberCash, Inc. (the "COMPANY")

       The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant and, subject to Section 1(b) of the Warrant, makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_________.

       The Company shall electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

       Name of DTC Prime Broker:___________________________________________
       Account Number:____________________________________________________

       In lieu of receiving shares of Common Stock issuable pursuant to this Exercise Agreement by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

       Name:_______________________________________________________________
       Address:____________________________________________________________

If said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

       By:
          ----------------------------------

                               FORM OF ASSIGNMENT

       FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the attached Warrant, with respect to the number of shares of CyberCash, Inc. covered thereby set forth hereinbelow, to:

        Name of Assignee                 Address                   No of Shares
        -----------------------------------------------------------------------

, and hereby irrevocably constitutes and appoints _____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the above-named corporation, with full power of substitution in the premises.

Dated: _________ __, 199

In the presence of:

-------------------------

                                   Name:
                                        --------------------------------------
                                   Signature:
                                             ---------------------------------

                                   Title of Signing Officer or Agent (if any):

                                           ----------------------------------
                                   Address:
                                           ----------------------------------

                                           ----------------------------------


                                          Note: The above signature should
correspond exactly with the name on the face of the within Warrant.